Exhibit 99.1

Medalist Diversified REIT, Inc. Announces Reverse Stock Split and Forward Stock Split

RICHMOND, VA. June 20, 2024 – Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions of the United States, today announced that its Board of Directors approved a one-for-ten reverse stock split (the “Reverse Stock Split”) of  the Company’s issued and outstanding shares of common stock (the “Common Stock”) and a five-for-one forward stock split of the Common Stock (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Stock Splits”).

The Reverse Stock Split is expected to take effect as of 5:00 p.m. Eastern Time, on July 2, 2024. Accordingly, at such time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock. The Forward Stock Split is expected to take effect immediately following the Reverse Stock Split as of 5:01 p.m. Eastern Time, on July 2, 2024. Accordingly, at such time, every one issued and outstanding share of Common Stock will be converted into five shares of Common Stock. Corresponding adjustments to the outstanding common units of the Company’s operating partnership, Medalist Diversified Holdings, L.P. will become effective at the respective times.

The Common Stock is expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on a Stock Split-adjusted basis beginning on July 3, 2024, under the new CUSIP number 58403P402.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on Nasdaq on July 2, 2024 (as adjusted for the Reverse Stock Split). The Stock Splits will apply to all of the outstanding shares of Common Stock and therefore will not affect any stockholder’s ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares with respect to the Reverse Stock Split. Stockholders of record will receive information from VStock Transfer LLC, the Company’s transfer agent, regarding their stock ownership following the Stock Splits and, if applicable, payments of cash in lieu of fractional shares with respect to the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Stock Splits.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the potential Stock Splits and the impact, if any, of the Stock Splits on the Company and the trading price of the Common Stock. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Brent Winn

Medalist Diversified REIT, Inc.

bwinn@medalistreit.com